EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Catalytica Energy Systems, Inc. 1995 Stock Plan of our report dated January 25, 2002, with respect to the consolidated financial statements and schedules of Catalytica Energy Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission on April 1, 2002.

/s/    ERNST & YOUNG LLP

Phoenix, Arizona
November 7, 2002